Exhibit 99.1

Experience Investment Corp. Announces Special Meeting Date to Approve Proposed Business Combination with Blade Urban Air Mobility

Special Meeting of Stockholders Scheduled for May 5, 2021

Denver, Colorado—April 7, 2021 – Experience Investment Corp. (NASDAQ: EXPC), a special purpose acquisition company sponsored by an affiliate of KSL Capital Partners, announced today that it has scheduled a special meeting of its stockholders (the “Special Meeting”) to approve the proposed business combination with Blade Urban Air Mobility, Inc. (“Blade”). Experience Investment Corp. (“EIC”) also announced the filing of its definitive proxy statement for the Special Meeting with the U.S. Securities and Exchange Commission (the “SEC”).

Eric Affeldt, Chief Executive Officer and Chairman of EIC, commented, “We are pleased to reach this significant milestone in the transaction process, which will lead to Blade becoming a public company upon approval by EIC stockholders. This transaction will enable Blade to capitalize on significant opportunities to expand the company’s routes, build out its network of terminal infrastructure and accelerate its transition from conventional aircraft to Electric Vertical Aircraft (“EVA”). We have never been more excited about the future of Blade and look forward to closing our planned merger.”

EIC will be holding its special meeting of stockholders to consider the business combination with Blade on May 5, 2021 at 10:00 a.m., Eastern Time, unless postponed or adjourned to a later date or time. Additional details regarding the proposals and the Special Meeting are available in the proxy statement relating to the Special Meeting. Stockholders can view EIC’s proxy statement here: https://www.sec.gov/Archives/edgar/data/0001779128/000110465921047105/tm213581-17_424b3.htm

In connection with the business combination, EIC will change its name to Blade Air Mobility, Inc. and EIC’s Class A common stock and public warrants will begin trading on Nasdaq under the symbols “BLDE” and “BLDEW” respectively.

About Blade

Blade is a technology-powered, global air mobility platform committed to reducing travel friction by providing cost-effective air transportation alternatives to some of the most congested ground routes in the U.S. and abroad.

For more information, visit flyblade.com/investors

About Experience Investment Corp.

Experience Investment Corp. is a special purpose acquisition company sponsored by an affiliate of KSL Capital Partners and formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses.

For more information, please visit experienceinvestmentcorp.com

About KSL Capital Partners

KSL Capital Partners, LLC is a private equity firm specializing in premier travel and leisure enterprises in five primary sectors: hospitality, recreation, clubs, real estate, and travel services. Since 2005, KSL has raised approximately $13 billion of capital across both debt and equity funds.

For more information, please visit kslcapital.com

Additional Information and Where to Find It

This communication relates to a proposed transaction between Blade and EIC. This communication is not a proxy statement or solicitation of a proxy, consent, or authorization with respect to any securities or in respect of the proposed transaction and shall neither constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction. EIC has filed with the SEC a Registration Statement on Form S-4 (the “Form S-4”), which includes a preliminary proxy statement/prospectus that is both the proxy statement to be distributed to the EIC’s stockholders in connection with EIC’s solicitation of proxies for the vote by EIC’s stockholders with respect to the business combination with Blade and other matters described therein, as well as the prospectus relating to the offer and sale of the securities of EIC to be issued in the business combination. The Form S-4 was declared effective by the SEC on April 6, 2021 and the definitive proxy statement/prospectus and other relevant documents will be mailed to EIC’s stockholders of record as of March 17, 2021. EIC’s stockholders and other interested persons are advised to read the definitive proxy statement/prospectus in connection with EIC’s solicitation of proxies for the Special Meeting because the proxy statement/prospectus will contain important information about EIC, Blade and the business combination. Stockholders are also be able to obtain copies of the Form S-4 and the proxy statement/prospectus, without charge, at the SEC’s website at www.sec.gov or by directing a request to Experience Investment Corp., 100 St. Paul St., Suite 800. Denver, CO 80206 or mrichardson@riverinc.com.

Forward Looking Statements

This press release contains certain forward-looking statements within the meaning of federal securities laws, including with respect to the proposed business combination of Blade and EIC. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this communication. Such factors can be found in EIC’s most recent annual report on Form 10-K, subsequently filed quarterly reports on Form 10-Q and current reports on Form 8-K, which are available, free of charge, at the SEC’s website at www.sec.gov, and also in the Form S-4 and EIC’s definitive proxy statement/prospectus. New risks and uncertainties arise from time to time, and it is impossible for us to predict these events or how they may affect us or the business combination with Blade. You are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made, and EIC and Blade undertake no obligation to update or revise the forward-looking statements, whether as a result of new information, changes in expectations, future events or otherwise.

Participants in the Solicitation

EIC, Blade and certain of their respective directors and officers may be deemed participants in the solicitation of proxies of EIC’s stockholders with respect to the approval of the business combination with Blade. EIC and Blade urge investors, stockholders and other interested persons to readthe Form S-4 and the definitive proxy statement/prospectus and documents incorporated by reference therein, as well as other documents filed with the SEC in connection with the business combination, as these materials contain important information about Blade, EIC and the business combination. Information regarding the participants in the proxy solicitation, including EIC’s directors and officers and Blade’s directors and officers, and a description of their respective direct and indirect interests, by security holdings or otherwise, is included in the Form S-4 and the definitive proxy statement/prospectus for the business combination. Each of these documents is available at the SEC’s website or by directing a request to EIC as described above under “Additional Information and Where to Find It.”

Contacts

For BLADE
Phil Denning / Nora Flaherty
BladeMediaRelations@icrinc.com

For Experience Investment Corp.
Maureen Richardson
mrichardson@riverinc.com

For KSL Capital Partners
Maureen Richardson
mrichardson@riverinc.com